Exhibit 99.1

Spire Global Effects 1-For-8 Reverse Stock Split

Vienna, VA, (August 30, 2023) — Spire Global, Inc. (NYSE: SPIR) (the “Company” or “Spire”) today announced that the 1-for-8 reverse stock split of the Company’s Class A and Class B common stock will become effective on August 31, 2023. The Company's Class A common stock will begin trading on a split-adjusted basis at the opening of the market on August 31, 2023, under a new CUSIP number, 848560 306.

The 1-for-8 reverse stock split will reduce the number of outstanding shares of the Company’s Class A common stock from 166,782,887 to approximately 20,847,860 and will reduce the number of outstanding shares of the Company’s Class B common stock from 12,058,614 to approximately 1,507,325. Proportional adjustments will be made to the number of shares of Spire’s Class A common stock subject to outstanding equity awards and warrants, as well as the applicable exercise price.

The purpose of the 1-for-8 reverse stock split is to increase the per share closing price of the Company’s Class A common stock to meet the minimum average closing price requirement for listing on the New York Stock Exchange.

Information for Spire Stockholders

At the effective time of the reverse stock split, Spire stockholders will receive one new share of Company Class A or Class B common stock for every eight shares of Class A or Class B common stock held, as applicable. Record holders of Class A or Class B common stock will receive a transaction statement with respect to the exchange of such shares for post-reverse split shares. Equiniti Trust Company, LLC, the transfer agent for the Company’s common stock, will act as the exchange agent, and may be contacted at (800) 937-5449.

Spire will not issue fractional shares that result from the reverse stock split. Any stockholders of Class A common stock who would have been entitled to receive fractional shares as a result of the reverse stock split will instead receive cash payments in lieu of such fractional shares. Any fractional shares of Class B common stock will be transferred to the Company for no consideration.

In connection with the reverse stock split, there will be no change to the total number of authorized shares of Company Class A or Class B common stock as set forth in the Restated Certificate of Incorporation of the Company.

For more information on the reverse stock split, please refer to Spire’s proxy materials for the June 13, 2023 annual meeting of stockholders, which can be accessed through the investor relations portion of Spire’s website at ir.spire.com/sec-filings and on the United States Securities and Exchange Commission’s (“SEC”) EDGAR website, sec.gov.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of space-based data, analytics and space services, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies,

Exhibit 99.1

global security, business operations and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has eight offices across the U.S., Canada, UK, Luxembourg and Singapore. To learn more, visit spire.com.

Safe Harbor Statement

The forward-looking statements included in this press release, including for example, statements regarding the expected increase in the per share closing price of the Company’s Class A common stock as a result of the reverse stock split, reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions including from an economic downturn or recession in the United States or in other countries around the world, relative growth of its annual recurring revenue (ARR) and revenue, the failure of the Spire and exactEarth businesses (including personnel) to be integrated successfully, the risk that revenue and adjusted EBITDA accretion or the expansion of Spire’s customer count, ARR, product offerings and solutions will not be realized or realized to the extent anticipated, the ability to maintain the listing of Spire’s securities on the New York Stock Exchange, the ability to address the market opportunity for Space-as-a-Service, the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive space data analytics industries, developments in and the duration of the COVID-19 pandemic and the resulting impact on Spire’s business and operations, and the business of its customers and partners, Spire’s potential inability to manage effectively any growth it experiences, Spire’s ability or inability to develop new products and services, and other risks detailed in reports Spire has filed with the SEC, including Spire’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Significant variation from the assumptions underlying Spire’s forward-looking statements could cause its actual results to vary, and the impact could be significant. All forward-looking statements in this press release are based on information available to Spire as of the date hereof. Spire undertakes no obligation, and does not intend, to update the information contained in this press release, except as required by law.

For Media:
Kristina Spychalski
Director of Communications
Kristina.Spychalski@spire.com

For Investors:
Benjamin Hackman
Head of Investor Relations
Benjamin.Hackman@spire.com